EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Plan of Conceptus, Inc. of our report dated January 20, 2000, with respect to the consolidated financial statements and schedule of Conceptus, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Palo Alto, California
July 28, 2000